The Ensign Group Reports Fourth Quarter and Fiscal Year 2018 Results

Conference Call and Webcast scheduled for tomorrow, February 7, 2019 at 10:00 am PT

MISSION VIEJO, California - February 6, 2019 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care and assisted living companies, today announced its operating results for the fourth quarter and full year 2018, reporting record GAAP diluted earnings per share of $0.48 for the quarter and $1.70 for the year and record adjusted earnings per share of $0.54 for the quarter and $1.88 for the year(1).
Highlights Include:

▪	GAAP earnings per share for the year was $1.70, an increase of 120.8% over the prior year, and adjusted earnings per share was $1.88, up 34.3% over the prior year(1)(2);

▪
GAAP earnings per share for the fourth quarter was $0.48, an increase of 128.6% from the prior year quarter, and adjusted earnings per share was $0.54, an increase of 35.0% over the prior year quarter(1)(2);

▪
Consolidated GAAP Net Income for the year was $92.4 million, an increase of 128.2% over the prior year, and consolidated adjusted Net Income for the year was $102.1 million, an increase of 38.3% over the prior year (1)(2);

▪
Consolidated GAAP Net Income for the fourth quarter was $26.4 million, an increase of 135.2% from the prior year quarter, and adjusted Net Income was $29.4 million, an increase of 39.5% from the prior year quarter(1)(2);

▪
Total Transitional and Skilled Services segment income was $190.9 million for the year, an increase of 36.1% over the prior year, and was $55.2 million for the quarter, an increase of 38.2% over the prior year quarter and 19% sequentially over the third quarter;

▪
Same store skilled services occupancy was 78.8%, an increase of 63 basis points over the prior year, and transitioning skilled services occupancy was 75.0%, an increase of 296 basis points over the prior year;

▪
Total Home Health and Hospice Services segment revenue for the year was up 20.0% over the prior year to $170.9 million and segment income for the year was up 32.5% over the prior year to $26.1 million(3); and

▪	Total Assisted Living Services segment revenue for the year was up 11.1% over the prior year to $151.8 million and adjusted EBITDAR for the year was up 9.1% over the prior year to $52.8 million.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Adjusted earnings per share and Consolidated Adjusted Net Income increased by 15.3% and 18.8%, respectively, over the prior year if we applied a 25% tax rate to both periods. Adjusted earnings per share and Consolidated Adjusted Net Income increased by 17.4% and 20.0%, respectively, over the prior year quarter if we applied a 25% tax rate to both periods.
(3) Excludes the impact for the adoption of ASC 606.

Operating Results

“We are thrilled to report a record quarter as we achieved our highest adjusted earnings per share in our history,” said Ensign’s President and Chief Executive Officer Christopher Christensen. “The improvement we have been expecting in many of our operations, especially in Texas and Utah, is now materializing and making a meaningful contribution to our performance. However, we have many operations across all of our different buckets in all our geographies that still have tremendous organic upside, even in some of our most mature markets,” he added. He credited the local operational and clinical leadership teams and all of their field-based and Service Center partners for continuing their relentless focus on clinical and financial performance while they continued to integrate 148 transitioning and newly acquired operations into the organization.

“Our other lines of business continue to quietly create significant value,” Christensen stated. He noted that Cornerstone Healthcare, Inc., Ensign’s home health and hospice portfolio subsidiary, grew its segment revenue and income by 20.0% and 32.5%, respectively, over the prior year. Similarly, he said that Ensign’s assisted living and independent living portfolio company, which provides senior living services in 12 states, grew its segment revenue and adjusted EBITDAR by 11.1% and 9.1%, respectively, over the prior year. Collectively, these two business segments now represent 15.7% of Ensign’s consolidated revenue. “We are making progress in our evaluation of a long-term strategic opportunity involving our new venture businesses. Just as with our real estate transaction in 2014, our goal has been, and will be, to ensure that these businesses will benefit our shareholders over the long run,” he added.
Management also provided its 2019 annual guidance with earnings of between $2.17 and $2.26 per diluted share and annual revenue between $2.29 billion and $2.35 billion. Overall, the midpoint of this guidance represents a 19%, or $0.36 per share, increase from the midpoint of management’s annual earnings guidance for 2018. “We are very excited about the coming year and our guidance demonstrates our optimism for the future,” he said.
Chief Financial Officer Suzanne Snapper reported that, “Our liquidity remains strong with approximately $307.1 million of availability on Ensign’s $450 million credit facility, which also has a built-in expansion option, and 52 unlevered real estate assets that add additional liquidity.” She also reported that, even after some significant acquisition activity in the quarter, the Company’s lease-adjusted net-debt-to-adjusted EBITDAR ratio decreased again to 3.77x at year end, down from 4.2x at the end of the prior year. She attributed this trend to the fact that EBITDAR from transitioning and newly acquired operations has continued to grow. She also indicated that cash generated from operations was $210.3 million for the year, which was primarily driven by an increase in operating results, stronger collections and lower taxes.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.
Quarter Highlights
During the quarter, the Company paid a quarterly cash dividend of $0.0475 per share of Ensign common stock. “We are pleased to announce our sixteenth consecutive annual dividend increase, which reflects our strong market position and continued commitment to return value to our shareholders,” Christensen commented.
In October, Ensign announced that its senior living portfolio company, acquired the real estate and operations of Villa Court Assisted Living and Memory Care, a 53-unit assisted living and 20-unit memory care facility located in Las Vegas, Nevada. “We are thrilled to expand our senior housing footprint in Las Vegas. It’s a market in which we anticipate growing as we rely on the talented leaders there that each seek to become the community of choice in their area,” Christensen added.
In November, Ensign announced that its affiliate acquired the real estate and operations of Rock Creek of Ottawa, a post-acute care retirement campus with 93 skilled nursing beds, 71 assisted living units and 24 independent living units located in Ottawa, Kansas. This acquisition represented the fourth transition from a non-profit seller in 2018, demonstrating Ensign’s continued success in working with non-profit operators that are looking to reposition their assets.
Also in November, Ensign acquired the real estate and operations of Creekside Transitional Care and Rehabilitation, a 139-bed skilled nursing and 21-unit assisted living facility located in Meridian, Idaho, and Bennett Hills Rehabilitation and Care Center, a 44-bed skilled nursing facility located in Gooding, Idaho. These acquisitions bring the number of skilled nursing operations in Idaho to 10, further demonstrating Ensign’s strategy of developing strong clusters in each local healthcare market.
Ensign’s senior living portfolio company also acquired the operations of four assisted living facilities in the Dallas-Fort Worth area of Texas, including: Canyon Creek Memory Care, a 52-unit memory care facility located in Temple, Texas; Bridgewater Memory Care, a 52-unit memory care facility located in Granbury, Texas; Lakeshore Assisted Living and Memory Care, a 46-unit assisted living and 30-unit memory care community located in Rockwall, Texas; and Windsor Court Senior Living, a retirement community with 36 independent living units, 16 memory care units, and seven assisted living units located in Weatherford, Texas.
Also during the quarter, Cornerstone Healthcare Inc., acquired the following: Alpha Nursing, a home health agency in Washington; Cornerstone Home Health and Hospice in Utah; and Sequoia Hospice in California.  “Each of these acquisitions are small agencies that we purchased from small business owners that were looking to exit the space. We continue to see attractive growth opportunities like these and will opportunistically acquire when our leadership talent, geography and pricing align,” Christensen added.

Lastly, in January, the Company announced that it acquired the real estate and operations of Cedar Health and Rehabilitation, a skilled nursing facility with 120 skilled nursing beds located in Cedar City, Utah. “As is the case with all of our acquisition efforts, we pursued these operations because our local leaders see a pathway to meaningfully impact the quality of the healthcare services delivered to their residents and resulting occupancy improvements,” Christensen added.
These additions bring Ensign's growing portfolio to 189 skilled nursing operations, 24 of which also include assisted living operations, 55 assisted and independent living operations, 23 hospice agencies, 24 home health agencies and seven home care businesses across sixteen states.  Ensign owns the real estate at 72 of its 244 healthcare facilities.  Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.
2019 Guidance
Management provided guidance for 2019, with annual revenue guidance of $2.29 billion to $2.35 billion and annual earnings per share guidance of $2.17 to $2.26 per diluted share for 2019. This guidance represents a 19%, or $0.36 per share, increase from the midpoint of management’s previous annual earnings guidance for 2018. Management’s guidance is based on diluted weighted average common shares outstanding of approximately 56.7 million and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, anticipated Medicare and Medicaid reimbursement rate increases, net of provider taxes and acquisitions closed in the first half of 2019. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation and start-up losses.
Conference Call
A live webcast will be held Thursday, February 7, 2019 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s fourth quarter and fiscal year 2018 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, March 1, 2019.
About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 244 healthcare facilities, 23 hospice agencies, 24 home health agencies and seven home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas, South Carolina, Oklahoma, and Wyoming. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2018 adjusted to reflect prior revenue guidance	2017	2018	2018 adjusted to reflect prior revenue guidance	2017
Revenue
Service revenue	$497,313	$504,387	$451,869	$1,888,862	$1,921,672	$1,712,670
Assisted and independent living revenue	40,462	40,462	35,836	151,797	151,797	136,647
Total revenue	537,775	544,849	487,705	2,040,659	2,073,469	1,849,317
Expense
Cost of services	427,574	434,648	393,727	1,627,672	1,660,482	1,497,703
(Return of unclaimed class action settlement)/charges related to class action lawsuit	—	—	—	(1,664)	(1,664)	11,000
(Gains) losses related to divestitures	—	—	(410)	—	—	2,321
Rent—cost of services	35,339	35,339	33,652	138,512	138,512	131,919
General and administrative expense	28,216	28,216	22,833	100,307	100,307	80,617
Depreciation and amortization	12,199	12,199	11,760	47,344	47,344	44,472
Total expenses	503,328	510,402	461,562	1,912,171	1,944,981	1,768,032
Income from operations	34,447	34,447	26,143	128,488	128,488	81,285
Other income (expense):
Interest expense	(3,711)	(3,711)	(3,599)	(15,182)	(15,182)	(13,616)
Interest income	586	586	636	2,063	2,063	1,609
Other expense, net	(3,125)	(3,125)	(2,963)	(13,119)	(13,119)	(12,007)
Income before provision for income taxes	31,322	31,322	23,180	115,369	115,369	69,278
Provision for income taxes	4,763	4,763	11,958	22,841	22,841	28,445
Net income	26,559	26,559	11,222	92,528	92,528	40,833
Less: net income attributable to noncontrolling interests	199	199	16	164	164	358
Net income attributable to The Ensign Group, Inc.	$26,360	$26,360	$11,206	$92,364	$92,364	$40,475

Net income per share attributable to The Ensign Group, Inc.:
Basic	$0.50	$0.50	$0.22	$1.78	$1.78	$0.79
Diluted	$0.48	$0.48	$0.21	$1.70	$1.70	$0.77

Weighted average common shares outstanding:
Basic	52,449	52,449	51,250	52,016	52,016	50,932
Diluted	54,967	54,967	53,176	54,397	54,397	52,829

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$31,083	$42,337
Accounts receivable—less allowance for doubtful accounts of $2,886 and $43,961 at December 31, 2018 and 2017, respectively	276,099	265,068
Investments—current	8,682	13,092
Prepaid income taxes	6,219	19,447
Prepaid expenses and other current assets	24,130	28,132
Assets held for sale - current	1,859	—
Total current assets	348,072	368,076
Property and equipment, net	618,874	537,084
Insurance subsidiary deposits and investments	36,168	28,685
Escrow deposits	7,271	228
Deferred tax assets	11,650	12,745
Restricted and other assets	20,844	16,501
Intangible assets, net	31,000	32,803
Goodwill	80,477	81,062
Other indefinite-lived intangibles	27,602	25,249
Total assets	$1,181,958	$1,102,433

Liabilities and equity
Current liabilities:
Accounts payable	$44,236	$39,043
Accrued wages and related liabilities	119,656	90,508
Accrued self-insurance liabilities—current	25,446	22,516
Other accrued liabilities	69,784	63,815
Current maturities of long-term debt	10,105	9,939
Total current liabilities	269,227	225,821
Long-term debt—less current maturities	233,135	302,990
Accrued self-insurance liabilities—less current portion	54,605	50,220
Deferred rent and other long-term liabilities	11,234	11,268
Deferred gain related to sale-leaseback	11,417	12,075
Total equity	602,340	500,059
Total liabilities and equity	$1,181,958	$1,102,433

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2018	2017
Net cash provided by operating activities	210,302	72,952
Net cash used in investing activities	(151,211)	(106,593)
Net cash (used in)/provided by financing activities	(70,345)	18,272
Net decrease in cash and cash equivalents	(11,254)	(15,369)
Cash and cash equivalents beginning of period	42,337	57,706
Cash and cash equivalents end of period	$31,083	$42,337

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,
	2018 (As Reported)		2018 adjusted to reflect prior revenue guidance		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$441,714	82.1%	$448,518	82.3%	$403,533	82.7%
Assisted and independent living services	40,462	7.5%	40,462	7.4%	35,836	7.4
Home health and hospice services:
Home health	22,614	4.2	22,882	4.2%	20,048	4.1
Hospice	21,579	4.0	21,581	4.0%	19,636	4.0
Total home health and hospice services	44,193	8.2	44,463	8.2	39,684	8.1%
All other (1)	11,406	2.2	11,406	2.1%	8,652	1.8
Total revenue	$537,775	100.0%	$544,849	100.0%	$487,705	100.0%
(1) Includes revenue from services generated in our other ancillary services.

	Year Ended December 31,
	2018 (As Reported)		2018 adjusted to reflect prior revenue guidance		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$1,679,012	82.3%	$1,709,988	82.5%	$1,545,210	83.6%
Assisted and independent living services	151,797	7.4%	151,797	7.3	136,646	7.4
Home health and hospice services:
Home health	86,379	4.2%	87,728	4.2	73,045	3.9
Hospice	82,658	4.1%	83,143	4.0	69,358	3.8
Total home health and hospice services	169,037	8.3	170,871	8.2	142,403	7.7
All other (1)	40,813	2.0%	40,813	2.0	25,058	1.3
Total revenue	$2,040,659	100.0%	$2,073,469	100.0%	$1,849,317	100.0%
(1) Includes revenue from services generated by our other ancillary services.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue (as reported)	$441,714	$403,533	$38,181	9.5%
Transitional and skilled revenue (adjusted to reflect prior revenue guidance)	448,518	403,533	44,985	11.1%
Number of facilities at period end	164	160	4	2.5%
Number of campuses at period end*	24	21	3	14.3%
Actual patient days	1,393,783	1,315,247	78,536	6.0%
Occupancy percentage — Operational beds	77.9%	76.2%		1.7%
Skilled mix by nursing days	28.6%	29.1%		(0.5)%
Skilled mix by nursing revenue	48.1%	49.3%		(1.2)%

	Three Months Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue (as reported)	$297,587	$281,245	$16,342	5.8%
Transitional and skilled revenue (adjusted to reflect prior revenue guidance)	302,130	281,245	20,885	7.4%
Number of facilities at period end	108	108	—	—
Number of campuses at period end*	11	11	—	—
Actual patient days	891,520	878,417	13,103	1.5%
Occupancy percentage — Operational beds	79.3%	78.4%		0.9%
Skilled mix by nursing days	30.4%	30.0%		0.4%
Skilled mix by nursing revenue	50.3%	50.4%		(0.1)%

	Three Months Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue (as reported)	$102,084	$98,565	$3,519	3.6%
Transitional and skilled revenue (adjusted to reflect prior revenue guidance)	103,746	98,565	5,181	5.3%
Number of facilities at period end	40	40	—	—
Number of campuses at period end*	9	9	—	—
Actual patient days	361,477	352,451	9,026	2.6%
Occupancy percentage — Operational beds	75.6%	73.5%		2.1%
Skilled mix by nursing days	27.0%	29.1%		(2.1)%
Skilled mix by nursing revenue	46.0%	49.4%		(3.4)%

	Three Months Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue (as reported)	$42,043	$23,723	$18,320	NM
Transitional and skilled revenue (adjusted to reflect prior revenue guidance)	42,642	23,723	18,919	NM
Number of facilities at period end	16	12	4	NM
Number of campuses at period end*	4	1	3	NM
Actual patient days	140,786	84,379	56,407	NM
Occupancy percentage — Operational beds	75.0%	67.4%		NM
Skilled mix by nursing days	21.8%	20.3%		NM
Skilled mix by nursing revenue	37.0%	36.1%		NM
* Campus represents a facility that offers both skilled nursing, assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2015.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2015 to December 31, 2016.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2017.

	Year Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue (as reported)	$1,679,012	$1,545,210	$133,802	8.7%
Transitional and skilled revenue (adjusted to reflect prior revenue guidance)	1,709,988	1,545,210	164,778	10.7%
Number of facilities at period end	164	160	4	2.5%
Number of campuses at period end*	24	21	3	14.3%
Actual patient days	5,405,952	5,050,140	355,812	7.0%
Occupancy percentage — Operational beds	77.4%	75.4%		2.0%
Skilled mix by nursing days	29.5%	30.3%		(0.8)%
Skilled mix by nursing revenue	49.6%	51.1%		(1.5)%

	Year Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue (as reported)	$1,143,913	$1,108,822	$35,091	3.2%
Transitional and skilled revenue (adjusted to reflect prior revenue guidance)	1,164,930	1,108,822	56,108	5.1%
Number of facilities at period end	108	108	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	3,515,147	3,485,195	29,952	0.9%
Occupancy percentage — Operational beds	78.8%	78.2%		0.6%
Skilled mix by nursing days	30.9%	30.8%		0.1%
Skilled mix by nursing revenue	51.3%	51.5%		(0.2)%

	Year Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue (as reported)	$399,747	$382,805	$16,942	4.4%
Transitional and skilled revenue (adjusted to reflect prior revenue guidance)	407,351	382,805	24,546	6.4%
Number of facilities at period end	40	40	—	—
Number of campuses at period end*	9	9	—	—
Actual patient days	1,424,563	1,371,769	52,794	3.8%
Occupancy percentage — Operational beds	75.0%	72.1%		2.9%
Skilled mix by nursing days	28.8%	30.1%		(1.3)%
Skilled mix by nursing revenue	48.4%	51.5%		(3.1)%

	Year Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue (as reported)	$135,352	$51,715	$83,637	NM
Transitional and skilled revenue (adjusted to reflect prior revenue guidance)	137,707	51,715	85,992	NM
Number of facilities at period end	16	12	4	NM
Number of campuses at period end*	4	1	3	NM
Actual patient days	466,242	187,601	278,641	NM
Occupancy percentage — Operational beds	74.3%	58.1%		NM
Skilled mix by nursing days	21.9%	20.5%		NM
Skilled mix by nursing revenue	38.0%	37.3%		NM

	Year Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Facility Closed Results(4):
Skilled nursing revenue	$—	$1,868	$(1,868)	NM
Actual patient days	—	5,575	(5,575)	NM
Occupancy percentage — Operational beds	—%	34.3%		NM
Skilled mix by nursing days	—%	46.7%		NM
Skilled mix by nursing revenue	—%	71.5%		NM

* Campus represents a facility that offers both skilled nursing, assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2015.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2015 to December 31, 2016.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2017.

(4)
Facility Closed results represents closed operations during the year ended December 31, 2017, which were excluded from Same Store and Transitioning results for the year ended December 31, 2017, for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate, and revenue associated with these metrics are generated based on contractually agreed-upon amounts or rate, excluding the estimates of variable consideration under ASC 606:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Skilled Nursing Average Daily Revenue Rates:
Medicare	$625.29	$612.89	$525.44	$514.34	$531.75	$517.26	$590.27	$576.93
Managed care	469.53	455.55	417.66	409.54	412.85	426.99	450.91	441.71
Other skilled	504.67	471.08	354.42	351.02	517.34	425.31	486.26	453.31
Total skilled revenue	539.91	520.39	461.99	455.88	481.67	478.03	516.35	501.22
Medicaid	234.66	221.23	201.70	191.97	231.08	215.32	225.68	213.31
Private and other payors	229.13	200.39	199.94	184.56	223.75	211.38	219.89	210.57
Total skilled nursing revenue	$327.17	$307.86	$271.87	$267.20	$284.91	$267.93	$308.52	$297.12

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Skilled Nursing Average Daily Revenue Rates:
Medicare	$615.47	$603.28	$518.33	$508.15	$528.92	$506.12	$580.96	$569.77
Managed care	464.89	451.28	412.42	414.44	415.49	416.25	447.34	440.55
Other skilled	493.63	465.72	354.34	364.65	489.66	470.51	475.59	451.16
Total skilled revenue	530.95	516.26	457.59	457.93	483.67	479.63	509.10	499.51
Medicaid	226.64	217.47	196.47	184.24	221.42	206.32	218.30	208.24
Private and other payors	225.89	202.22	201.03	191.92	226.71	210.28	218.42	209.72
Total skilled nursing revenue	$320.96	$307.35	$272.34	$267.71	$279.86	$262.90	$304.57	$296.84

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months and year ended December 31, 2018 and 2017:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Revenue:
Medicare	23.6%	23.3%	24.2%	27.2%	20.3%	22.2%	23.4%	24.2%
Managed care	16.8	18.1	18.6	19.0	13.0	10.4	16.9	17.8
Other skilled	9.9	9.0	3.2	3.2	3.7	3.5	7.8	7.3
Skilled mix	50.3	50.4	46.0	49.4	37.0	36.1	48.1	49.3
Private and other payors	7.6	7.8	9.8	10.9	10.7	12.3	8.4	8.9
Quality mix	57.9	58.2	55.8	60.3	47.7	48.4	56.5	58.2
Medicaid	42.1	41.8	44.2	39.7	52.3	51.6	43.5	41.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Days:
Medicare	12.3%	11.8%	12.5%	14.2%	10.8%	11.5%	12.2%	12.4%
Managed care	11.6	12.3	12.1	12.4	8.9	6.5	11.5	11.9
Other skilled	6.5	5.9	2.4	2.5	2.1	2.3	4.9	4.8
Skilled mix	30.4	30.0	27.0	29.1	21.8	20.3	28.6	29.1
Private and other payors	11.2	11.6	13.5	15.4	14.0	15.5	12.2	12.9
Quality mix	41.6	41.6	40.5	44.5	35.8	35.8	40.8	42.0
Medicaid	58.4	58.4	59.5	55.5	64.2	64.2	59.2	58.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Revenue:
Medicare	23.8%	24.7%	25.9%	29.0%	22.3%	25.8%	24.2%	25.8%
Managed care	17.8	18.2	19.4	19.1	11.9	8.5	17.7	18.1
Other skilled	9.7	8.6	3.1	3.4	3.8	3.0	7.7	7.2
Skilled mix	51.3	51.5	48.4	51.5	38.0	37.3	49.6	51.1
Private and other payors	7.7	7.9	10.1	10.5	11.3	13.2	8.5	8.6
Quality mix	59.0	59.4	58.5	62.0	49.3	50.5	58.1	59.7
Medicaid	41.0	40.6	41.5	38.0	50.7	49.5	41.9	40.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Days:
Medicare	12.3%	12.6%	13.6%	15.3%	11.7%	13.4%	12.6%	13.4%
Managed care	12.2	12.5	12.8	12.3	8.0	5.4	12.0	12.2
Other skilled	6.4	5.7	2.4	2.5	2.2	1.7	4.9	4.7
Skilled mix	30.9	30.8	28.8	30.1	21.9	20.5	29.5	30.3
Private and other payors	11.2	11.6	13.8	14.6	14.3	16.4	12.2	12.5
Quality mix	42.1	42.4	42.6	44.7	36.2	36.9	41.7	42.8
Medicaid	57.9	57.6	57.4	55.3	63.8	63.1	58.3	57.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our assisted and independent living segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$40,462	$35,836	$4,626	12.9%
Number of facilities at period end	56	49	7	14.3%
Number of campuses at period end	24	21	3	14.3%
Occupancy percentage (units)	75.9%	75.8%		0.1%
Average monthly revenue per unit	$2,866	$3	$74	2.7%

	Year Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$151,797	$136,646	$15,151	11.1%
Number of facilities at period end	56	49	7	14.3%
Number of campuses at period end	24	21	3	14.3%
Occupancy percentage (units)	75.7%	76.4%		(0.7)%
Average monthly revenue per unit	$2,861	$2,800	$61	2.2%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$22,614	$20,048	$2,566	12.8%
Hospice services	21,579	19,636	1,943	9.9
Total home health and hospice revenue	$44,193	$39,684	$4,509	11.4%
Adjusted to reflect prior revenue guidance
Home health and hospice revenue
Home health services	$22,882	$20,048	$2,834	14.1%
Hospice services	21,581	19,636	1,945	9.9
Total home health and hospice revenue	$44,463	$39,684	$4,779	12.0%

Home health services:
Average Medicare Revenue per Completed Episode	$3,027	$2,985	$42	1.4%
Hospice services:
Average Daily Census	1,386	1,229	157	12.8%
Home health and hospice agencies	54	46	8	17.4%

	Year Ended December 31,
	2018	2017	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$86,379	$73,045	$13,334	18.3%
Hospice services	82,658	69,358	13,300	19.2
Total home health and hospice revenue	$169,037	$142,403	$26,634	18.7%
Adjusted to reflect prior revenue guidance
Home health and hospice revenue
Home health services	$87,728	$73,045	$14,683	20.1%
Hospice services	83,143	69,358	13,785	19.9
Total home health and hospice revenue	$170,871	$142,403	$28,468	20.0%

Home health services:
Average Medicare Revenue per Completed Episode	$2,982	$3,028	$(46)	(1.5)%
Hospice services:
Average Daily Census	1,329	1,102	227	20.6%
Home health and hospice agencies	54	46	8	17.4%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,
	2018 As Reported		2018 adjusted to reflect change in revenue guidance		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$198,030	36.8%	$200,289	36.8%	$174,795	35.8%
Medicare	142,896	26.6	143,081	26.3	$130,465	26.8
Medicaid-skilled	31,662	5.9	32,073	5.8	$27,208	5.6
Total	372,588	69.3	375,443	68.9	$332,468	68.2
Managed Care	82,263	15.3	83,485	15.3	$78,176	16.0
Private and Other(1)	82,924	15.4	85,921	15.8	$77,061	15.8
Total revenue	$537,775	100.0%	$544,849	100.0%	$487,705	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary services for the three months ended December 31, 2018 and 2017.

	Year Ended December 31,
	2018 As Reported		2018 adjusted to reflect change in revenue guidance		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$727,310	35.6%	$738,179	35.6%	$644,803	34.9%
Medicare	552,577	27.1	556,159	26.8	515,884	27.9
Medicaid-skilled	117,686	5.8	119,667	5.8	102,875	5.6
Total	1,397,573	68.5	1,414,005	68.2	1,263,562	68.4
Managed Care	326,325	16.0	333,197	16.1	303,386	16.4
Private and Other(1)	316,761	15.5	326,267	15.7	282,369	15.2
Total revenue	$2,040,659	100.0%	$2,073,469	100.0%	$1,849,317	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary services for the year ended December 31, 2018 and 2017.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income attributable to The Ensign Group, Inc.	$26,360	$11,206	$92,364	$40,475

Non-GAAP adjustments
Results related to facilities currently being constructed and other start-up operations(a)	492	2,374	3,840	13,378
Charges related to the settlement/(return of unclaimed class action settlement) of the class action lawsuit	—	14	(1,664)	11,177
Share-based compensation expense(b)	2,697	2,941	10,337	9,695
Results related to closed operations and operations not at full capacity, including continued obligations and closing expense(c)	222	4	933	5,602
Bonus accrual as a result of the Tax Act(d)	—	3,100	—	3,100
Losses/(business interruption gains) related to Hurricane Harvey and California fires(e)	—	741	(675)	1,299
Depreciation and amortization - patient base(f)	91	180	242	733
General and administrative - transaction-related costs(g)	23	100	361	717
Cost of services - goodwill and intangible assets impairment(h)	4,632	—	7,809	—
Professional service fees(i)	—	80	—	80
Provision for income taxes on Non-GAAP adjustments(j)	(5,107)	344	(11,416)	(12,399)
Non-GAAP net income	$29,410	$21,084	$102,131	$73,857

Diluted Earnings Per Share As Reported
Net income	$0.48	$0.21	$1.70	$0.77
Average number of shares outstanding	54,967	53,176	54,397	52,829

Adjusted Diluted Earnings Per Share
Net income	$0.54	$0.40	$1.88	$1.40
Average number of shares outstanding	54,967	53,176	54,397	52,829

Footnotes:
(a) Represents operating results for facilities currently being constructed and other start-up operations.
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$(17,029)	$(17,480)	$(66,606)	$(62,686)
Cost of services	13,661	15,726	55,106	59,424
Rent	3,627	3,865	14,377	15,559
Depreciation and amortization	233	263	963	1,081
Total Non-GAAP adjustment	$492	$2,374	$3,840	$13,378

(b) Represents share-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Cost of services	$1,494	$1,219	$5,665	$4,988
General and administrative	1,203	1,722	4,672	4,707
Total Non-GAAP adjustment	$2,697	$2,941	$10,337	$9,695

(c) Represents results at closed operations and operations not at full capacity, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the year ended December 31, 2017. Included in the three months and year ended December 31, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in the prior year.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$—	$—	$—	$(2,805)
(Gains)/losses related to operational closures	—	(410)	—	2,321
Cost of services	137	321	601	5,115
Rent	76	93	301	885
Depreciation and amortization	9	—	31	86
Total Non-GAAP adjustment	$222	$4	$933	$5,602

(d) Represent bonus accrual as a result of the Tax Act.
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cost of services	—	600	—	600
General and administrative	—	2,500	—	2,500
Total Non-GAAP adjustment	$—	$3,100	$—	$3,100

(e) Losses related to Hurricane Harvey and California fires.
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$—	$870	$—	$638
Cost of services	—	(129)	(675)	604
Rent	—	—	—	50
Depreciation and amortization	—	—	—	7
Total Non-GAAP adjustment	$—	$741	$(675)	$1,299
(f) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(g) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(h) Impairment charges to goodwill and long-lived assets for one of our other ancillary operations and two assisted living facilities.
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cost of services	$4,632	$—	$8,285	$—
Non-controlling interest	—	—	(476)	—
Total Non-GAAP adjustment	$4,632	$—	$7,809	$—
(i) Included in general and administrative expense are professional fees associated with income tax rate credits, tax reform impacts and adoption of the new revenue recognition standard.
(j) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%, resulting from the adoption of the Tax Cuts and Jobs Act, for the three months and year ended December 31, 2018 and 35.5% for the three months and year ended December 31, 2017.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Consolidated Statements of Income Data:
Net income	$26,559	$11,222	$92,528	$40,833
Less: net income attributable to noncontrolling interests	199	16	164	358
Plus: Interest expense, net	3,125	2,963	13,119	12,007
Provision for income taxes	4,763	11,958	22,841	28,445
Depreciation and amortization	12,199	11,760	47,344	44,472
EBITDA	$46,447	$37,887	$175,668	$125,399

Adjustments to EBITDA:
Earnings related to operations in the start-up phase	(3,368)	(1,753)	(11,500)	$(3,261)
Charges related to the settlement/(return of unclaimed class action settlement) of the class action lawsuit and insurance claims	—	14	(1,664)	11,177
Share-based compensation expense	2,697	2,941	10,337	9,695
Results related to closed operations and operations not at full capacity(a)	137	(88)	601	4,632
Bonus accrual as a result of the Tax Act	—	3,100	—	3,100
Losses/(business insurance recoveries) related to Hurricane Harvey and California fires	—	741	(675)	1,242
Transaction-related costs(b)	23	100	361	717
Professional service fee(c)	—	80	—	80
Impairment of long-lived assets and goodwill(d)	4,632	—	7,809	—
Rent related to items above	3,703	3,959	14,678	16,495
Adjusted EBITDA	$54,271	$46,981	$195,615	$169,276
Rent—cost of services	35,339	33,652	138,512	131,919
Less: rent related to items above	(3,703)	(3,959)	(14,678)	(16,495)
Adjusted EBITDAR	$85,907	$76,674	$319,449	$284,700

(a) Represents results at closed operations and operations not at full capacity during the three months and years ended December 31, 2018 and 2017, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the year ended December 31, 2017. Included in the year ended December 31, 2017, results is the loss recovery of $1.3 million of certain losses related to a closed facility in 2016.

(b)	Costs incurred to acquire operations which are not capitalizable.

(c)	Professional fees associated with income tax credits, tax reform impacts and adoption of the new revenue recognition standard.

(d)
Impairment charges of long-lived assets and goodwill during the year ended December 31, 2018, excluding impact of non-controlling interest of $0.5 million. Including the impact of noncontrolling interest, the impairment charge is $8.3 million.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended December 31,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2018	2017	2018	2017	2018	2017

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$55,169	$39,910	$1,065	$4,298	$6,494	$5,805
Less: net income attributable to noncontrolling interests	—	—	—	—	183	27
Depreciation and amortization	8,360	7,890	1,920	1,647	256	245
EBITDA	$63,529	$47,800	$2,985	$5,945	$6,567	$6,023

Adjustments to EBITDA:
Results related to operations in the start-up phase	(3,455)	(2,046)	52	117	35	175
Results related to closed operations and operations not at full capacity	137	(87)	—	(2)	—	—
Losses/(business interruption recoveries) related to Hurricane Harvey and California fires	—	741	—	—	—	—
Share-based compensation expense	1,256	948	74	159	132	87
Long-lived assets impairment(b)	—	—	4,632	—	—	—
Bonus related to the Tax Act	—	575	—	25	—	—
Rent related to items above	2,916	3,078	778	872	9	9
Adjusted EBITDA	64,383	51,009	8,521	7,116	6,743	6,294
Rent—cost of services	28,301	26,624	6,230	6,354	609	528
Less: rent related to items above	(2,916)	(3,078)	(778)	(872)	(9)	(9)
Adjusted EBITDAR	$89,768	$74,555	$13,973	$12,598	$7,343	$6,813
(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Impairment charges to long-lived assets for two of our assisted living facilities.

	Year Ended December 31,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2018	2017	2018	2017	2018	2017

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$190,924	$140,272	$15,426	$16,736	$26,117	$19,717
Less: net income attributable to noncontrolling interests	—	—	—	—	595	160
Depreciation and amortization	31,931	29,928	7,282	6,334	1,045	945
EBITDA	$222,855	$170,200	$22,708	$23,070	$26,567	$20,502

Adjustments to EBITDA:
Results related to operations in the start-up phase	(11,924)	(4,431)	295	693	129	478
Results related to closed operations and operations not at full capacity	601	3,801	—	—	—	728
Losses/(business interruption recoveries) related to Hurricane Harvey and California fires	(675)	1,242	—	—	—	—
Share-based compensation expense	4,516	3,909	595	627	446	345
Long-lived assets impairment(b)	—	—	4,632	—	—	—
Bonus related to the Tax Act	—	575	—	25	—	—
Rent related to items above	11,220	12,765	3,428	3,540	30	190
Adjusted EBITDA	$226,593	$188,061	$31,658	$27,955	$27,172	$22,243
Rent—cost of services	110,999	105,520	24,553	23,950	2,281	1,977
Less: rent related to items above	(11,220)	(12,765)	(3,428)	(3,540)	(30)	(190)
Adjusted EBITDAR	$326,372	$280,816	$52,783	$48,365	$29,423	$24,030
(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Impairment charges to long-lived assets for two of our assisted living facilities.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) earnings related to operations currently being constructed and other start-up operations, excluding depreciation and amortization, interest and income taxes, (e) results of closed operations and facilities not at full operation, excluding depreciation and amortization, interest and income taxes, (f) share-based compensation expense, (g) return of unclaimed class action settlement and charges related to class action lawsuit, (h) losses and business interruption recoveries related to Hurricane Harvey and the California fires, (i) impairment of goodwill and long-lived assets, (j) bonus accrual as a result of the Tax Act, (k) professional fees associated with income tax credits, tax reform impacts and adoption of the new revenue recognition standard and (l) transaction-related costs. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) earnings related to facilities currently being constructed and other start-up operations, excluding rent, depreciation and amortization, interest and income taxes, (f) results of closed operation and facilities not at full operation, excluding rent, depreciation and amortization, interest and income taxes, (g) share-based compensation expense, (h) return of unclaimed class action settlement and charges related to class action lawsuit, (i) losses and business interruption recoveries related to Hurricane Harvey and the California fires, (j) impairment of goodwill and long-lived assets, (k) bonus accrual as a result off the Tax Act, (l) professional fees associated with income tax credits, tax reform impacts and adoption of the new revenue recognition standard and (m) transaction-related costs. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.